                                                                    EXHIBIT 23.2

                        CONSENT OF INDEPENDENT AUDITORS

   We consent to the use of our report dated January 25, 2000, except as to note 20, which is as of March 21, 2000, appearing on page 30 of CBS Corporation's Form 10-K for the year ended December 31, 1999; and our report dated March 21, 2000, appearing on page 67 of CBS Corporation's Form 10-K for the year ended December 31, 1999; incorporated by reference in this proxy statement/prospectus of Viacom Inc. and the reference to our firm under the heading "Experts" in this proxy statement/prospectus.

                                                        /s/ KPMG LLP
                                                        KPMG LLP

New York, New York
January 5, 2001